UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2026
RideNow Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

2677 E Willis Road, Chandler, Arizona		85286
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (480) 755-5200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RDNW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 25, 2026 (the "Closing Date"), RideNow Group, Inc. (the "Company"), as borrower, entered into a term loan credit agreement with affiliates of Centerbridge Partners, L.P. and Alter Domus (US) LLC, as administrative agent and collateral agent, providing for senior secured term loans of $220 million (the "Term Loan Credit Agreement"), which were funded on the Closing Date to refinance in full that certain Term Loan Credit Agreement, dated as of August 31, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date, the "Existing Credit Agreement"), by and among the Company, Oaktree Fund Administration, LLC, as administrative agent and collateral agent, and certain financial institutions party thereto as lenders, which was terminated on the Closing Date.

The Term Loans will mature on September 25, 2031. The Term Loans are guaranteed by certain subsidiaries of the Company and are secured by a first-priority security interest in substantially all of the Company's and each of the guarantor's assets, subject to certain exceptions, including existing liens in connection with the Company's and its subsidiaries' floor plan financing arrangements for vehicle inventory.

The Term Loans will bear interest at a rate equal to, at the Company's option, (1) during such periods as such Term Loan is a Base Rate Loan, the Base Rate, plus 7.375% per annum or (2) during such periods as such Term Loan is a SOFR Loan, the Adjusted Term SOFR, subject to a floor of 3.00% per annum, plus 8.375% per annum.

The Term Loan Credit Agreement includes mandatory prepayment provisions that require the Company to prepay the Term Loans upon certain events, including with the proceeds of certain asset sales, casualty events (subject to certain exceptions), certain borrowings under the ABL Facility (as defined below) and certain unpermitted debt issuances. Voluntary and certain mandatory prepayments prior to the date that is twenty-four months after the Closing Date (the "Non-Call Period") are subject to a make-whole premium equal to the sum of (i) the present value as of such date of prepayment of all required remaining scheduled payments of interest due on such Term Loans through and include the last day of the Non-Call Period (but excluding accrued and unpaid interest to such date of determination) computed using a discount rate equal to the yield to maturity of United States Treasury securities with a maturity closest to the last day of the Non-Call Period plus 0.50%, plus (ii) 2.00% of the aggregate principal amount of Term Loans so prepaid. Voluntary and certain mandatory prepayments on and after the date that is twenty-four months after the Closing Date but prior to the date that is thirty-six months after the Closing Date are subject to a prepayment premium of 2.00% of the aggregate principal amount of Term Loans so prepaid.

The Term Loan Credit Agreement contains covenants that, subject to certain exceptions and qualifications, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, sell assets, make certain investments and grant liens. The Term Loan Credit Agreement also requires the Company to (i) maintain a Consolidated First Lien Net Leverage Ratio not to exceed 4.80 to 1.00 commencing with the Test Period ending on the last day of the first full fiscal quarter following the Closing Date, stepping down to 3.25 to 1.00 commencing with the Test Period ending in the second quarter of 2029 and (ii) maintain minimum Liquidity of not less than $15,000,000, tested monthly. The Term Loan Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults, certain events of bankruptcy and insolvency, judgment defaults or a Change of Control of the Company, which provisions permit the acceleration of the repayment of the Term Loans, together with accrued interest and prepayment premiums, if any, as further set forth in the Term Loan Credit Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Term Loan Credit Agreement.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of that agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In connection with the refinancing described above, on the Closing Date, the Company amended and restated three existing Unsecured Promissory Notes, originally issued on August 25, 2025, with three Amended and Restated Unsecured Promissory Notes (collectively, the "A&R Notes") with each of SH Capital Partners, L.P., Mark Tkach and Face Canyon LLC, each of which is affiliated with a director or founder of the Company. Each A&R Note has a principal amount of $3,333,334 (aggregate principal of approximately $10.0 million). The amendment and restatement did not modify the principal amount, interest rate, maturity rate or other material economic terms of the original Unsecured Promissory Notes. The A&R Notes bear interest at 13.0% per annum (15.0% after maturity), with interest payable in-kind and capitalized on each interest accrual date. The A&R Notes mature on August 31, 2028, are unsecured and subordinated to the Senior Debt (as defined therein) pursuant to a Subordination Agreement with Alter Domus (US) LLC, as senior agent. The A&R Notes are guaranteed by certain subsidiaries of the

Company and include customary events of default. The A&R Notes may be prepaid in whole or in part at any time without premium or penalty.

The foregoing description of the A&R Notes does not purport to be complete and is qualified in its entirety by the full text of the A&R Notes, which are filed as Exhibits 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

The Company is currently in advanced discussions with Wells Fargo Bank, National Association ("Wells Fargo") regarding a $50 million senior secured asset-based revolving credit facility (the "ABL Facility"). The ABL Facility is expected to be available to certain wholly-owned operating subsidiaries of the Company as borrowers, guaranteed by the Company and certain of its subsidiaries, and secured by a first-priority security interest in certain working capital assets and a second-priority security interest in certain floor plan collateral. The Company expects to use the proceeds of the ABL Facility, among other things, to refinance a portion of the Term Loans under the Term Loan Credit Agreement described in Item 1.01 above, and for working capital and other general corporate purposes. The applicable margin for revolving loans under the ABL Facility is expected to be Daily Simple SOFR plus 2.25% per annum.

The Company does not have any binding commitment from Wells Fargo to provide the ABL Facility, and there can be no assurance that definitive documentation for the ABL Facility will be executed, that the ABL Facility will be consummated, or that the Company will incur borrowings under the ABL Facility. The terms of the ABL Facility remain subject to the satisfactory completion of Wells Fargo's due diligence, final credit approval, the negotiation and execution of definitive loan documentation, and the satisfaction of customary closing conditions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1
Term Loan Credit Agreement, dated as of September 25, 2026, by and among RideNow Group, Inc., Alter Domus (US) LLC, as administrative agent and collateral agent, and certain financial institutions party thereto as lenders.

10.2	Amended and Restated Unsecured Promissory Note, dated as of September 25, 2026, by and among RideNow Group, Inc. and SH Capital Partners, L.P.
10.3	Amended and Restated Unsecured Promissory Note, dated as of September 25, 2026, by and among RideNow Group, Inc. and Mark Tkach.
10.4	Amended and Restated Unsecured Promissory Note, dated as of September 25, 2026, by and among RideNow Group, Inc. and Face Canyon LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RideNow Group, Inc.

Date: September 28, 2026	By:	/s/ Joshua J. Barsetti
Joshua J. Barsetti
Executive Vice President and Chief Financial Officer